                                                                   EXHIBIT 10.03


                           AMENDMENT TO OFFER LETTER


          This Amendment to Offer Letter ("Amendment") is entered into as of May 1, 2001 between Snowball.com, Inc., a Delaware corporation with its principal offices located at 3240 Bayshore Boulevard, Brisbane, California (the "Company"), and Richard D. Boyce, a resident of California ("Employee"), and amends that certain Offer Letter dated February 15, 2000 between the Company and Employee ("Offer Letter").

                                    RECITALS
                                    --------

          A. Since the date of the Offer Letter, Employee has served as an officer and key employee of the Company and has been actively involved in the management of the Company's business.

          B. The Company and Employee desire to enter into this Amendment to provide Employee with appropriate incentives to continue his employment with and service to the Company.

          NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, the parties agree as follows:

          1.   Termination Without Cause or for Good Reason. In the event that
               --------------------------------------------
the Company or any successor to the Company shall at any time terminate Employee's employment with the Company or any such successor without Cause (as defined below), or in the event that Employee terminates his employment with the Company (or any successor) at any time for Good Reason (as defined below), including, in each case, without limitation, any termination of Employee's employment without Cause or for Good Reason in connection with and upon or after the liquidation of substantially all of the Company's assets or the dissolution of the Company, then, in lieu of any cash payable upon such termination under the Offer Letter (including the six months cash severance provided for under the Offer Letter), but in addition to any other compensation and/or benefits payable to Employee under the Offer Letter or otherwise, the Company shall pay to Employee a one-time, lump sum equal to six (6) months of Employee's then-current salary, less applicable withholding taxes. The Company and Employee agree that, in view of the nature of the issues likely to arise in the event of such a termination, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficult. In requiring the Company to make the payment set forth herein, it is the intent of the parties to provide, as of the date of this Amendment, for a liquidated amount of damages to be paid by the Company to Employee. Such liquidated amount shall be deemed full and adequate damages for such termination and is not intended by either party to be a penalty.

          2.   Definitions.
               -----------

               a) "Cause" means: (i) gross negligence or willful misconduct in the performance of Employee's duties to the Company or any successor thereof (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to the Company or any such successor, after a written demand for substantial performance is delivered to Employee by the board of directors which specifically identifies the manner in which the board believes Employee has not substantially performed his duties and Employee has been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) Employee's repeated failure to perform his duties to the Company or any successor thereof as requested in writing by the Chief Executive Officer or the board of directors (other than as a result of a disability); (iii) commission of any act of fraud with respect to the Company or any successor thereof; or (iv) conviction of a felony or a crime causing material harm to the business and affairs of the Company or any successor thereof. No act or failure to act by Employee shall be considered "willful" if done or omitted in good faith with reasonable belief that such action or omission was in the best interests of the Company.

          b) "Good Reason" means the occurrence of any of the following events without Employee's prior written consent: (i) a reduction in Employee's base salary; (ii) a material adverse change in Employee's title; (iii) a material adverse change in Employee's responsibilities or authority; (iv) a material reduction in Employee's benefits other than a reduction in employee benefits which applies to all of the Company's employees of comparable position and experience; or (v) a relocation of Employee's place of employment outside of the seven (7) San Francisco Bay area counties; or (vi) the Company's failure to obtain the assumption of this agreement by any successor to the Company or substantially all of its business.

     3.   Effect of Amendment. Except as set forth herein, the Offer Letter
          -------------------
remains in full force and effect. This Amendment may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

     4.   Binding Nature. This Amendment shall be binding upon, and inure to the
          --------------
benefit of, the successors and personal representatives of the respective parties hereto.

     5.   Counterparts. This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

     6.   Governing Law. This Amendment and the rights and obligations of the
          -------------
parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

     IN WITNESS WHEREOF, the Company and Employee have executed this Amendment as of the date first above written.


COMPANY:                                     EMPLOYEE:

SNOWBALL.COM, INC.                           RICHARD D. BOYCE


By:    /s/ Mark A. Jung                      /s/ Richard D. Boyce
       -----------------------------         --------------------------------
Name:  Mark A. Jung
       -----------------------------
Title: President and CEO
       -----------------------------

Snowball.com


                               February 15, 2000

Rick Boyce
12 Baywood Ave.
Ross, CA 94957-0114


Dear Rick:

     On behalf of the Board of Directors of Snowball.com ("Snowball"), we would like to offer you the position of President of the Networks, reporting directly to the Chief Executive Officer, subject to the following terms and conditions:

     1.   Compensation. Your base salary will be $225,000 annually, subject to
          ------------
review by the Snowball Board of Directors on January 1, 2001 and then at least annually thereafter. You will be eligible for an annual target bonus compensation of $45,000 based upon the achievement of corporate and individual goals.


     2.   Benefits; Expenses. You will be eligible to participate in Snowball's
          ------------------
employee benefit plans of general application, including, without limitation, those plans covering incentive compensation and medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. You will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this agreement and you will be eligible to receive such other benefits as Snowball generally provides to its other employees of comparable position and experience.


     3.   Options. You will be granted an option to purchase 450,000 shares of
          -------
the Company's common stock (the "Option") with an exercise price of the fair market value on the date of the grant. Except as otherwise set forth in this agreement, the Option will vest on a monthly basis over a 48-month period beginning on the Commencement Date.

     4.   At-Will Employment. Your employment with Snowball will be at-will and
          ------------------
may be terminated by you or by Snowball at any time for any reason as follows:

               (a) You may terminate your employment upon written notice to the Board of Directors at any time in your discretion ("Voluntary Termination");

               (b) You may terminate your employment upon written notice to the Board of Directors at any time for "Good Reason" as defined below ("Involuntary Termination").

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Page 2

               (c) Snowball may terminate your employment upon written notice to you any time following a determination by the Board of Directors that there is "Cause," as defined below, for such termination ("Termination for Cause");

               (d) Snowball may terminate your employment upon written notice to you at any time in the sole discretion of the Board of Directors without a determination that there is Cause for such termination ("Termination without Cause");

               (e) Your employment will automatically terminate upon your death or upon your disability as determined by the Board of Directors ("Termination for Death or Disability"); provided that "disability" shall mean your complete inability to perform your job responsibilities for a period of 90 consecutive days or 90 days in the aggregate in any 12-month period.

          5.   Definition. For purposes of this agreement, the following terms
               ----------
will have the following meanings:

               (a) "Cause" means (i) gross negligence or willful misconduct in the performance of your duties to Snowball (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to Snowball, after a demand for substantial performance is delivered to you by the Board of Directors which specifically identifies the manner in which the Board believes you have not substantially performed your duties and you have been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) repeated failure to perform your duties to Snowball as requested by the Chief Executive Officer or the Board of Directors (other than as a result of a disability); (iii) commission of any act of fraud with respect to Snowball; or (iv) conviction of a felony or a crime causing material harm to the business and affairs of Snowball. No act or failure to act by you shall be considered "willful" if done or omitted by you in good faith with reasonable belief that your action or omission was in the best interests of Snowball.

               (b) "Change of Control" means (i) any person or entity becoming the beneficial owner, directly or indirectly, of securities of Snowball representing fifty (50%) percent of the total voting power of all its then outstanding voting securities, (ii) a merger or consolidation of Snowball in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (iii) a sale of substantially all of the assets of Snowball or a liquidation or dissolution of Snowball, or (iv) individuals who, as of the Commencement Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of Snowball subsequent to the Commencement Date, whose election, or nomination for election by Snowball stockholders, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

               (c) "Good Reason" means (i) a material adverse change in your position with Snowball which materially reduces your responsibility, without Cause and without your written consent; (ii) a material reduction in your compensation without your written consent; or (iii) a relocation of your place of employment outside of the seven (7) Bay Area counties, without your written consent.

          6.   Separation Benefits. Upon termination of your employment with
               -------------------
Snowball for any reason, you will receive payment for all salary and unpaid vacation accrued to the date of your termination of employment. Your benefits will be continued under Snowball's then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. Under certain circumstances, you will also be entitled to receive severance benefits as set forth below, but you will not be entitled to any other compensation, award or damages with respect to your employment or termination; provided, however, that if Snowball implements a severance policy, program or plan that provides different severance benefits than those described below, you may elect, at your option, to receive the applicable severance benefits under such policy, program or plan in lieu of the severance benefits described below:

               (a) In the event of your Voluntary Termination, Termination for Death or Disability or Termination for Cause, you will not be entitled to any cash severance benefits or additional vesting of shares of options.


               (b) In the event of your Termination Without Cause or Involuntary Termination, you will be entitled to six months continued salary, and the vesting of your Option will immediately be accelerated by six months.

               (c) In the event of your Termination without Cause or your Involuntary Termination within one year of a Change of Control, you will be entitled to six months continued salary, and the vesting of your Option will immediately be accelerated by six months. (Such acceleration shall be in lieu of any acceleration pursuant to paragraph 6(b) above.)

          7.   Mediation. The parties agree that any dispute regarding the
               ---------
interpretation or enforcement of this agreement shall first be facilitated by confidential mediation to be conducted by a mutually agreed upon mediator rather than by litigation in court, trial by jury, administrative proceeding or in any other forum.

          8.   Successors. This agreement is binding on and may be enforced by
               ----------
Snowball and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to Snowball or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of Snowball's obligations under this agreement.


          9.   Waiver. Neither party shall, by mere lapse of time, without
               ------
giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this agreement. Further, the waiver by either party of a particular breach of this agreement by the other shall neither be construed as, nor constitute a, continuing waiver of such breach or of other breaches by the same or any other provision of this agreement.

          10.  Entire Agreement. This agreement represents the entire agreement
               ----------------
between us concerning the subject matter of your employment by Snowball and supersedes any prior agreements.

          11.  Governing Law. This agreement will be governed by the laws of the
               -------------
state of California without reference to conflict of laws provisions.

          12. This offer is contingent on your accepting and starting employment no later than February 21, 2000.


          We look forward to your contributions as part of the Snowball team.

                                        Sincerely yours,

                                        /s/ Mark Jung

                                        Mark Jung
                                        President and Chief Executive Officer



By signing this letter, I am agreeing to the above.

Signature: /s/ Richard D. Boyce                   Date: 2/18/2000
          ---------------------------                  ------------

Effective/Start Date: 2/18/2000
                     ----------------